UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 28, 2013
Date of Report (Date of earliest event reported)

TIBCO Software Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue
Palo Alto, California 94304-1213
(Address of principal executive offices, including zip code)

(650) 846-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On April 1, 2013, TIBCO Software Inc. (the “Company”) announced that Sydney Carey resigned her position as Executive Vice President, Chief Financial Officer of the Company on March 28, 2013, to be effective on April 19, 2013. Ms. Carey’s resignation is not the result of any issue or concern with the Company’s accounting, financial reporting or internal control over financial reporting. Ms. Carey has also resigned as a proxy holder in respect of the Company’s 2013 Annual Meeting of Stockholders, scheduled to take place on April 25, 2013, and designated Murray D. Rode as her substitute as a proxy holder.

(c)    On April 1, 2013, the Company announced the appointment of Murray D. Rode, the Company’s Executive Vice President, Chief Operating Officer, to the position of interim Chief Financial Officer, effective on April 19, 2013. Mr. Rode will also become the Company’s interim Principal Financial Officer on April 19, 2013. Mr. Rode, age 48, joined the Company in February 1995 and has served as its Executive Vice President, Chief Operating Officer since January 2009. Mr. Rode previously served as the Chief Financial Officer of the Company from late 2005 through 2008. Mr. Rode’s salary and bonus opportunity were not changed at this time.

With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Rode and any director or executive officer of TIBCO. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Rode and TIBCO that would be required to be reported.

The text of the press released entitled “TIBCO Software Announces CFO Transition” is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of TIBCO Software Inc. dated April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: April 1, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of TIBCO Software Inc. dated April 1, 2013.

4